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                                                                    Exhibit 99.9




                                    AMENDMENT

      New Mountain Partners, L.P., a Delaware limited partnership ("New Mountain"), desires to amend, effective as of the 14th day of January 2004, the Registration Rights Agreement by and between New Mountain, MidOcean Capital Investors, L.P. (formerly DB Capital Investors, L.P.) and Strayer Education, Inc., dated as of May 15, 2001 (the "Registration Rights Agreement"). Capitalized terms used herein without definition have the respective meanings set forth in the Registration Rights Agreement.

      1. Amendments of the Registration Rights Agreement. (a) The definition of "Affiliate" in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows (for ease of reference only, changed language is indicated by blacklining below, but such blacklining shall have no substantive effect in the Registration Rights Agreement):

            "Affiliate" of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Solely for the purpose of determining the availability of the rights and privileges granted pursuant to this Registration Rights Agreement and without reference to the definition set forth above, the New Mountain Strayer Trust shall be deemed to be an Affiliate of New Mountain Partners, L.P.

            (b) Section 2(a) of the Registration Rights Agreement is hereby amended to add the following sentence to the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, New Mountain Strayer Trust shall not be entitled to exercise any rights of a Covered Holder to require the Company to register its Registrable Securities pursuant to this Section 2(a).

      2. Effectiveness. This Amendment shall become effective as of the date first above written.

      3. Confirmation of Registration Rights Agreement. Except as set forth in paragraph 1 of this Amendment and in the Letter Agreement between New Mountain, DB Capital Investors, L.P. and Strayer Education, Inc., dated as of November 14, 2002, the terms, conditions and agreements set forth in the Registration Rights Agreement are hereby ratified and confirmed and shall continue in full force and effect.

      4. Counterparts; Governing Law. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.
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      IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.


                              NEW MOUNTAIN PARTNERS, L.P.

                              By:  NEW MOUNTAIN INVESTMENTS, L.P., its
                                   general partner
                              By:  NEW MOUNTAIN GP, LLC, its
                                   general partner

                              By: /s/Steven B. Klinsky
                                  -------------------------------------
                              Name: Steven B. Klinsky
                              Title:  Member



                              STRAYER EDUCATION, INC.


                              By: /s/ Steven A. McArthur
                                  -------------------------------------
                              Name: Steven McArthur
                              Title: General Counsel



                              MIDOCEAN CAPITAL INVESTORS, L.P.

                              By:  MIDOCEAN CAPITAL PARTNERS, L.P., its
                                   general partner
                              By:  EXISTING FUND GP, LTD., its
                                   general partner

                              By: /s/ Andrew Spring
                                  -------------------------------------
                              Name:  Andrew Spring
                              Title:  Principal



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